UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): October 8, 2010

CHINA MEDIA GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1403 Wan Chai Commercial Center, 194-204 Johnston Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+011 852 3171 1208 (ext. 222)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Event

On September 20, 2010, China Media Group Corporation ("CMG") filed a current report Form 8-K with the SEC to announce that CMG, Good World Investments Limited ("GWIL"), a wholly owned subsidiary of CMG, and Tidewell Limited ("Tidewell") entered into a Sale and Purchase Agreement ("SP Agreement") for GWIL to acquire 100% equity interest in Jademan International Limited ("Jademan") from Tidewell for a total purchase consideration of US$250,000, of which US$50,000 shall be paid by the issuance of a 6% per annum interest bearing promissory note and the remaining balance of US$200,000 shall be paid by the issuance of 10,000,000 shares in CMG.

On October 8, 2010, CMG announced that the due diligence conducted by GWIL in relation to the SP Agreement was satisfactory and that all parties hereby acknowledge and confirm that the SP Agreement is closed as of the date hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2010	CHINA MEDIA GROUP CORPORATION

By: /s/ Cheng Pheng LOI
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Name: Cheng Pheng LOI
Title: President